                                                                    EXHIBIT 23.1



The Board of Directors AAR CORP.:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of AAR CORP. of our report dated June 27, 2000 relating to the consolidated balance sheets of AAR CORP. and subsidiaries as of May 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended May 31, 2000, which report appears in the May 31, 2000 annual report on Form 10-K of AAR CORP.


s/ KPMG  LLP

Chicago, Illinois
January 22, 2001